JOINT FILING AGREEMENT


         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 05 day of January 2005, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, America Telecom, S.A. de C.V. and America Movil, S.A. de C.V.

         The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Nortel Inversora S.A., a corporation organized under the laws of the Republic of Argentina, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

         Carlos Slim Helu

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         Carlos Slim Domit                       By: /s/ Eduardo Valdes Acra
                                                     -----------------------
         -----------------------------               Eduardo Valdes Acra
                                                     Attorney-in-Fact
         Marco Antonio Slim Domit                    January 05, 2005

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         Patrick Slim Domit

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         Maria Soumaya Slim Domit

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         Vanessa Paola Slim Domit

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         Johanna Monique Slim Domit

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         AMERICA TELECOM, S.A. DE C.V.


         -----------------------------
         By:  Armando Ibanez
         Title:  Attorney-in-Fact

         AMERICA MOVIL, S.A. DE C.V.


         -----------------------------
         By:  Alejandro Cantu Jimenez
         Title:  Attorney-in-Fact